UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2015

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, Reliance Steel & Aluminum Co. (the “Company”) announced its executive leadership succession plan pursuant to which David H. Hannah, Chief Executive Officer and Chairman of the Company, will transition from his position as Chief Executive Officer effective May 20, 2015, following the Company’s Annual Meeting of Shareholders (the “Effective Date”).  Mr. Hannah will remain on the Company’s Board of Directors as Executive Chairman until July 2016 and will remain involved in the Company’s daily operations until his departure, at which time an independent, non-executive Chairman of the Board will be appointed.

In conjunction with Mr. Hannah’s transition, the Company’s Board of Directors appointed Gregg J. Mollins as the Chief Executive Officer and President of the Company effective on the Effective Date.  Since 2002, Mr. Mollins, age 60, has been the President and Chief Operating Officer of the Company and, since 1997, has served on the Company’s Board of Directors.  Mr. Mollins joined the Company as a Division Manager in 1986.  Mr. Mollins was appointed Vice President in 1992 and named Vice President and Chief Operating Officer in 1994. In 1995, Mr. Mollins was promoted to Executive Vice President and Chief Operating Officer.  Mr. Mollins’ compensation as Chief Executive Officer and President has not yet been determined.

The Company also announced several other promotions in connection with the executive leadership succession plan, each to take effect concurrently with Mr. Mollins’ promotion on the Effective Date, unless otherwise specified:

•                  Karla R. Lewis, age 49, the Company’s Executive Vice President and Chief Financial Officer since 2002, will be promoted to Senior Executive Vice President and CFO and will continue to lead the Company’s overall financial operations.  Ms. Lewis, who has been with the Company since 1992, oversees the Company’s accounting, financial planning, capital allocation and investor relations activities.

•                  William K. Sales, Jr., age 57, will be promoted to the office of Executive Vice President, Operations.  Mr. Sales has served as Senior Vice President of Operations since 2002 and oversees the Company’s non-ferrous operations, including the aerospace, semi-conductor and electronics industries.

•                  James D. Hoffman, age 56, will be promoted to the office of Executive Vice President, Operations. Mr. Hoffman has served as the Company’s Senior Vice President of Operations since 2008 and oversees the Company’s carbon steel and alloy operations, including the energy, auto and non-residential construction industries.

•                  Michael P. Shanley, age 57, currently President of Liebovich Brothers, Inc., a wholly-owned subsidiary of the Company, will assume the title of Senior Vice President, Operations, effective April 1, 2015.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated March 2, 2015 announcing the foregoing changes in connection with the executive leadership succession plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Reliance Steel & Aluminum Co. press release dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: March 2, 2015	By:	/s/ William A. Smith II
William A. Smith II
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Reliance Steel & Aluminum Co. press release dated March 2, 2015.